Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

February 9, 2026

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

Ladies and Gentlemen:

We have acted as counsel to AMC Entertainment Holdings, Inc., a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of shares of its Class A common stock, par value $0.01 per share (the “Common Stock”), with an aggregate offering price of up to $150,000,000, as may be limited by the Sales and Registration Agreement and the Master Confirmation, as the case may be (each as defined below), in sales deemed to be “at-the-market offerings” (the “ATM Shares”) as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), and through one or more forward transactions (the “Forward Sale Shares”), pursuant to the Company’s Registration Statement on Form S-3 filed on February 9, 2026 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement and the form of prospectus included therein, (ii) the Prospectus Supplement, dated February 9, 2026, (the “Prospectus Supplement”) which forms a part of the Registration Statement, (iii) the Fourth Amended and Restated Certificate of Incorporation of the Company, together with all amendments thereto, filed with the Secretary of State of the State of Delaware, (iv) the Fourth Amended and Restated Bylaws of the Company, (v) the Sales and Registration Agreement, dated as of February 9, 2026 (the “Sales and Registration Agreement”), between the Company, Goldman Sachs & Co. LLC, as sales agent, forward seller and/or principal, B. Riley Securities, Inc., as sales agent and/or principal, and Yorkville Securities, LLC, as sales agent and/or principal (each, in any such capacity under the Sales and Registration Agreement, a “Manager” and, collectively, the “Managers”), (vi) the Master Confirmation, dated as of February 9, 2026, between the Company and Goldman Sachs International, as forward purchaser (the “Master Confirmation”), and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have also assumed that (i) no stop orders suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the shares of Common Stock are offered or issued as contemplated by the Registration Statement and the Prospectus Supplement, (ii) the Sales and Registration Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company), (iii) the Master Confirmation has been duly authorized and validly executed and delivered by the parties thereto (other than the Company), and any supplements attached thereto will not differ in any manner material to this opinion from the form agreed upon, (iv) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement and Prospectus Supplement by reference and (v) all shares of Common Stock will be issued, offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.	the issuance of the Forward Sale Shares has been duly authorized and, when and if issued and delivered by the Company against payment therefor in accordance with the Sales and Registration Agreement and the Master Confirmation, will be validly issued, fully paid and non-assessable; and

2.	the issuance of the ATM Shares has been duly authorized and, when and if issued and delivered by the Company against payment therefor in accordance with the Sales and Registration Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Company’s Current Report on Form 8-K relating to the Prospectus Supplement and to the reference to our firm therein. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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